SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                 Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                         January 26, 1998


                    FIRST CHARTER CORPORATION
      (Exact name of registrant as specified in its charter)



 North Carolina              0-15829                 56-1355866
(State or other            (Commission              (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


    22 Union Street, North, Concord, North Carolina 28026-0228
 (Addresses, including zip codes, of principal executive offices)


                           (704)786-3300
       (Registrant's telephone number, including area code)



Item 5        Other Events

    1. On January 26, 1998, First Charter Corporation, the registrant (the "Registrant"), announced financial results for fiscal year 1997. A copy of the press release announcing these financial results is filed as Exhibit 99.1 to this Current Report on Form 8-K.

    2. The following is an updated Description of Common Stock of First Charter Corporation (the "Registrant"), which has been previously filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and updated and amended from time to time. The following description reflects changes in the Registrant's Articles of Incorporation. To the extent this description is inconsistent with prior filings, it modifies and supersedes such filings.

              DESCRIPTION OF REGISTRANT'S SECURITIES

Authorized Capital

    The Registrant is authorized to issue 25,000,000 shares of Common Stock, without par value (the "Common Stock"), of which 9,268,573 shares were issued and outstanding as of December 31, 1997. As of December 31, 1997, 1,316,556 shares had been reserved for potential issuance in connection with certain employee benefit plans and 63,999 shares were reserved for issuance under the Dividend Reinvestment Plan. After taking account of the shares so reserved, the number of authorized shares of Common Stock available for other corporate purposes as of December 31, 1997 was 14,350,872. Under North Carolina law, any outstanding shares of capital stock of the Registrant reacquired by it would be considered authorized but unissued shares.

Voting and Other Rights

    General. The holders of Common Stock are entitled to one vote per share with respect to each matter voted on at a shareholder's meeting. A majority of the shares entitled to vote, represented at a meeting in person or by proxy, constitutes a quorum, and, in general, a majority of votes cast with respect to a matter is sufficient to take action upon routine matters. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and each shareholder entitled to vote in such an election is entitled to vote each share of Common Stock owned by such shareholder for as many persons as there are directors to be elected. The holders of Common Stock do not have the right to cumulate their votes in the election of directors, so long as the Registrant has a class of shares registered under Section 12 of the Exchange Act (unless action is taken to provide otherwise by amendment to the Registrant's Restated Articles of Incorporation, which action management currently does not intend to propose).


                                2
    In general, (i) amendments to the Registrant's Restated Articles of Incorporation must be approved by each voting group entitled to vote separately thereon by a majority of the votes cast by that voting group, unless the amendment creates dissenters' rights for a particular voting group, in which case such amendment must be approved by a majority of the votes entitled to be cast by such voting group; and (ii) the dissolution of the Registrant must be approved by a majority of all votes entitled to be cast thereon.

    Shares of Common Stock of the Registrant are not entitled to vote if they are owned, directly or indirectly, by a subsidiary of the Registrant. Shares of Common Stock held by the Registrant or by any of its subsidiaries in a fiduciary capacity (whether as sole fiduciary or co-fiduciary) may be voted in the election of directors and in all other matters by the registered owners, unless otherwise limited by the terms of the instrument or court order establishing the fiduciary relationship.

    Approval of Mergers and Takeovers. The Restated Articles of Incorporation of the Registrant provide that a plan for the Registrant to consolidate with, or merge with or into, any other corporation or convey to any corporation or other person or otherwise dispose of all or substantially all of its assets or to dispose of by any means all or substantially all the stock or assets of any major subsidiary will not be submitted to the shareholders for approval unless such plan is approved by the affirmative vote of 75% of the number of directors fixed in the manner set forth in the Bylaws. The Articles of Incorporation further provide that the Board of Directors, in its evaluation of such a plan, shall consider all relevant factors, including the social and economic effects on employees, customers, communities and others. If submitted to the shareholders, such plan may be approved only by (a) the affirmative vote of not less than 75% of the aggregate voting power of the outstanding stock entitled to vote thereon, and (b) by the affirmative vote of at least 50% of the voting power of the outstanding stock of shareholders entitled to vote thereon other than controlling shareholders, if
(i) any shareholder entitled to vote thereon is a person who, including affiliates of such person, is the beneficial owner (as the terms are defined in the Exchange Act and in the rules thereunder) of more than 20% of the voting power of the Registrant (a "controlling shareholder"), provided that shares held, voted or otherwise controlled by a person as a trustee, plan administrator, officer of the Registrant or otherwise pursuant to an employee benefit plan of the Registrant or of an affiliate of the Registrant shall not be deemed to be beneficially owned by a person for the purpose of determining whether any person is a controlling shareholder, and (ii) prior to the acquisition of 20% of the voting power of the Registrant by a shareholder, the Board of Directors of the Registrant had not unanimously approved such consolidation, merger, conveyance or disposition. This provision of the Restated Articles of Incorporation can be amended only by the vote required to approve such a transaction, if there is a controlling shareholder.


                                3

    Amendment of Bylaws. The shareholders of the Registrant may act to amend or repeal any of the Registrant's Bylaws. Any Bylaw adopted, amended or repealed by the shareholders generally may not be readopted, amended or repealed by the Board of Directors of the Registrant unless otherwise authorized by the shareholders.

    Dissenters' Rights. The shareholders of the Registrant shall have dissenters' rights to appraisal with respect to their shares of Common Stock as provided by statute in connection with certain types of merger or share exchange transactions. Dissenters' rights are also available with respect to certain sales of all or substantially all of the property of the Registrant and certain amendments to the Registrant's Restated Articles of Incorporation that materially and adversely affect certain enumerated rights of a dissenter's shares.

Directors and Classes of Directors

    Under the Registrant's Bylaws, the number of directors shall be not fewer than five nor more than twenty-five, as determined from time to time by resolution of the shareholders or by the vote of not less than 75% of the members of the Board of Directors. Accordingly, either the directors or the shareholders of the Registrant have the authority to increase or decrease the number of directors within this range. Under state law, however, only the shareholders of the Registrant have the right to change the range for the size of the Board, by amendment to the Registrant's Restated Articles of Incorporation or Bylaws.

    The Board of Directors of the Registrant is divided into three classes so that each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. In the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned among the three classes of directors so as to maintain such classes as nearly equal as possible. Because of the classification of directors, unless the shareholders act under North Carolina law to remove directors from office, two annual meetings generally would be required to elect a majority of the Board of Directors and three, rather than one, would be required to replace the entire board.

    Vacancies, whether arising from an increase in the number of directors or from the failure by shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors (by the affirmative vote of a majority of the remaining directors if less than a quorum of directors remains). Generally, directors may be removed by the shareholders with or without cause by the affirmative vote of a majority of the shares cast, unless the Registrant's Restated Articles of Incorporation are amended to provide that directors can be removed only for cause.


                               4

Anti-Takeover Aspects of Certain Provisions

    The provisions of the Registrant's Bylaws and Articles of Incorporation regarding the staggered Board of Directors and merger vote requirements may have certain anti-takeover effects with respect to the Registrant. Such provisions could make the Registrant a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, the assumption of control through the acquisition of a large block of Common Stock or the removal of incumbent management. Such provision may inhibit or impede fluctuations in the market price of the Common Stock, which may result from actual or potential takeover attempts. The Registrant is not aware of any pending or threatened attempt to acquire control of the Registrant or change in management.

Liquidation Rights

    In the event of liquidation, the holders of Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them.

Preemptive and Other Rights

    The Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The Common Stock is reported on The Nasdaq National Market. First Charter National Bank acts as transfer agent and registrar for the Common Stock. As of December 31, 1997, there were 3,223 shareholders of record of the Registrant.

Distributions

    General Requirements. The Registrant may issue share dividends in Common Stock to the holders of shares of Common Stock. In addition, the holders of shares of Common Stock will be entitled to receive such other distributions as the Board of Directors of the Registrant may declare, subject to any restrictions contained in the Registrant's Restated Articles of Incorporation (of which there currently are none), unless after giving effect to such distribution, (i) the Registrant would not be able to pay its debts as they become due in the usual course of business or (ii) the Registrant's total assets would be less than the sum of the Registrant's total liabilities plus the amount that would be needed, if the Registrant were to be dissolved at the time of the distribution, to satisfy claims of shareholders which have preferential rights superior to the rights of holders of Common Stock.

    Restrictions on Subsidiary Dividends.   Although the
Registrant is not subject to the restrictions on dividends applicable to national or state banks, the ability of the


                             5

Registrant to make distributions to holders of Common Stock is dependent to a large extent upon the ability of its subsidiary banks, First Charter National Bank and Bank of Union, to pay dividends. First Charter National Bank is subject to restrictions on dividends applicable to national banks. Under current regulations, the amount of dividends that may be paid by a national bank without approval of the Comptroller of the Currency (the "Comptroller") is the sum of the bank's net profits
(as defined by statute) for that year in which it is making the dividend payment plus its retained net profits (as defined by statute) for the preceding two years. Bank of Union is subject to restrictions on dividends applicable to a North Carolina-chartered commercial bank. Generally, a North Carolina bank may declare dividends in an amount that does not exceed its undivided profits (determined as set forth in Chapter 53 of the North
Carolina statutes), so long as its surplus equals at least 50% of its paid-in capital stock.

    In addition, generally no dividend may be declared or paid on the common stock of a bank until cumulative dividends on outstanding preferred stock have been paid in full, and no dividends may be paid if the bank is in default on the payment of any assessment due the Federal Deposit Insurance Corporation ("FDIC"). The federal regulatory agencies also have authority under the Financial Institutions Supervisory Act to prohibit a bank under their jurisdiction from engaging in what, in such agency's opinion, constitutes an unsafe or unsound practice in conducting its business. Under certain circumstances relating to the financial condition of a bank, as where the payment of dividends would deplete a bank's capital base to an inadequate level, the federal regulatory agencies may determine that the payment of dividends would be an unsafe or unsound banking practice.

    Capital Guidelines.   The ability of First Charter National
Bank and Bank of Union, as well as of the Registrant, to pay dividends in the future is influenced by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991.

    The Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States and state-chartered banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

    The risk-based guidelines define a two-tier capital framework under which the Registrant and each of the subsidiary banks is required to maintain a minimum ratio of Tier 1 Capital (as defined) to total risk-weighted assets of 4.00% and a minimum ratio of Total Capital (as defined) to risk-weighted assets of 8.00%. With respect to the Registrant, Tier 1 Capital generally consists of total shareholders' equity, calculated in accordance with generally accepted accounting principles, less certain intangibles,


                              6
and Total Capital generally consists of Tier 1
Capital plus certain adjustments, the largest of which for the Registrant is the general allowance for loan losses (up to 1.25%
of risk-weighted assets).   Total Capital must constitute at
least 50% of Tier 1 Capital. Risk-weighted assets refer to the on- and off-balance sheet exposures of the Registrant as adjusted for one of four categories of risk weights established in applicable federal guidelines, based primarily on relative credit risk.

    The leverage ratio is determined by dividing Tier 1 Capital by adjusted total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%.

Indemnification of Officers and Directors

    The Registrant has adopted a bylaw, as permitted by the
North Carolina Business Corporation Act (the "NCBCA"), which provides that, in addition to the indemnification of directors and officers otherwise provided by the NCBCA, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the Registrant itself) arising out of their status or activities as directors or officers, except for liability or litigation expense incurred on account of activities of such person which at the time were known or believed by such person to be clearly in conflict with the
best interests of the Registrant.    The Registrant's Bylaws
further provide that the Registrant shall also indemnify such person for reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted in the Bylaws, if it is determined in accordance with the procedures set forth in the Bylaws that such person is entitled to indemnification thereunder. Pursuant to such bylaw, and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise.

    In addition to the above-described indemnification provisions, Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and
(y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which such director was adjudged liable to the



                                7
corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

    Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54.

    Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the board of directors or contract.

Limitation of Director Liability

    The Restated Articles of Incorporation of the Registrant provide that, to the fullest extent permitted by the NCBCA, a director of the Registrant shall not be personally liable to the Registrant, its shareholders or otherwise for monetary damages for breach of his duty as a director. This provision precludes any claim by the shareholders of the Registrant for monetary damages based on a breach of duty of directors, with the following exceptions under the NCBCA: (i) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation,
(ii) certain unlawful distributions, including unlawful redemptions of shares, (iii) any transaction from which such director derived an improper personal benefit or (iv) acts or omissions occurring prior to the effectiveness of the provision on April 27, 1988.

Effective Law

    The rights of holders of the Common Stock of the Registrant are dependent, directly or indirectly, on applicable state and federal statutes and regulations which are subject to change from time to time. The Registrant has not undertaken to update the foregoing description in each case where such a change may affect the rights of shareholders.



                                 8

Item 7        Financial Statements and Exhibits.

    (c)  The following exhibits are filed herewith:



Exhibit No.   Description


      99.1 News release disseminated on January 26, 1998 by First Charter Corporation







                                  9

                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             FIRST CHARTER CORPORATION

                             By: /S/ LAWRENCE M. KIMBROUGH
                                  Lawrence M. Kimbrough
                                  President and Chief Executive Officer


Dated: January 28, 1998









                                   10

                         EXHIBIT INDEX


Exhibit No.           Description                       Sequential Page No.

   99.1    News release disseminated on January 26,
           1998 by First Charter Corporation